Exhibit 99.01

Press Release	Press Release Contacts:
Richard P. Smith
For Immediate Release	President & CEO, TriCo Bancshares
June 6, 2018	(530) 898-0300

Thomas McGraw
CEO, FNB Bancorp
(650) 875-4865

TriCo Bancshares and FNB Bancorp Announce

Final Regulatory Approval of Merger and Anticipated Closing Date for Acquisition

CHICO, CA & SOUTH SAN FRANCISCO, CA - TriCo Bancshares (“TriCo”) (NASDAQ: TCBK) and FNB Bancorp (“FNB”) (NASDAQ: FNBG) today announced the receipt of regulatory approval from the Board of Governors of the Federal Reserve System to move forward with the merger of FNB with and into TriCo. The California Department of Business Oversight and Federal Deposit Insurance Corporation had previously approved the merger of FNB’s subsidiary, First National Bank of Northern California, with and into TriCo’s subsidiary, Tri Counties Bank.

The closing of the merger transactions is scheduled for July 6, 2018, when the two banks will become one. While First National Bank of Northern California will legally become part of Tri Counties Bank at that time, it is business as usual for associates and clients of each bank until the transition targeted for the weekend of July 21-22, 2018, at which time First National Bank's operating systems will convert. The closing of the mergers is subject to customary conditions, which are set forth in the parties' Agreement and Plan of Merger dated December 11, 2017. "With regulatory and shareholder approvals in hand, we are extremely pleased that the path to merging our two banks is now clear. The integration process is underway and we are excited to continue the Tri Counties brand as a combined financial institution to better serve our clients and communities," said Richard P. Smith, President and Chief Executive Officer of TriCo.

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About TriCo

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, California, providing a unique brand of customer Service with Solutions available in traditional stand-alone and in-store bank branches in communities throughout Northern and Central California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with convenient around-the-clock ATM, online and mobile banking access. The bank provides brokerage services through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.

About FNB

FNB Bancorp is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. As a bank holding company, FNB is authorized to engage in the activities permitted under the Bank Holding Company Act of 1956, as amended, and regulations thereunder. Its principal office is located at 975 El Camino Real, South San Francisco, CA, 94080, and its telephone number is (650) 588-6800. Visit FNB’s website address at www.fnbnorcal.com for more information.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this press release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the transaction between TriCo and FNB, which are subject to numerous assumptions, risks and uncertainties. Words such as ''believes,'' ''anticipates,'' "likely," "expected," "estimated," ''intends'' and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to each of TriCo's and FNB' s Annual Report on Form 10-K for the year ended December 31, 2017, as well as their other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management's control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors previously disclosed in reports filed by TriCo and FNB with the SEC, risks and uncertainties for TriCo, FNB and the combined company include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of FNB's operations with those of TriCo will be materially delayed or will be more costly or difficult than expected; the inability to close the merger in a timely manner; diversion of management's attention from ongoing business operations and opportunities; the failure to satisfy other conditions to complete the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on TriCo's, FNB's or the combined company's respective customer relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, neither TriCo nor FNB assumes any obligation to update any forward- looking statement.